Exhibit 99.1

AuthenTec Reports Second Quarter 2008 Financial Results

Achieved 50 Percent Revenue Growth and Improved Gross Margin Year-over-Year

MELBOURNE, Fla., July 28, 2008 – AuthenTec (NASDAQ: AUTH), the world’s leading provider of fingerprint sensors and solutions, today reported financial results for the second quarter ended June 27, 2008.

Financial and Business Highlights:

•	Reported record revenue of $18.4 million, a 50 percent increase over year-ago quarter

•	Recorded gross margin of 48.5 percent, a 350 basis point year-over-year improvement

•	Achieved non-GAAP net income of $0.04 per diluted share, up $0.07 year-over-year

•	Broadened product offering with high-performance AES2550 sensor for PC market

•	Announced 16th AuthenTec-enabled NTT DoCoMo phone: first to offer TrueNav™ capability

Revenue for the second quarter of 2008 was $18.4 million, above the Company’s guidance range of $17.2 million to $17.8 million, and representing an increase of approximately 50 percent compared to $12.3 million in the second quarter of 2007. This also represents a 19 percent sequential increase as compared to $15.5 million during the first quarter of 2008.

GAAP Results:

Under Generally Accepted Accounting Principles (GAAP), net income for the second quarter of 2008 was $651,000, or $0.02 per diluted share. This compares to a net loss of $6.7 million, or $7.37 per diluted share, in the second quarter of 2007 and net income of $188,000 or $0.01 per diluted share, in the first quarter of 2008. Earnings per diluted share for the second quarter of 2008 are based upon 30.6 million outstanding shares.

A reconciliation of GAAP to non-GAAP results is provided in Table 2 following the text of this press release.

Non-GAAP Results:

On a non-GAAP basis, net income for the second quarter, which excludes stock-based compensation charges of $593,000, was $1.2 million or $0.04 per diluted share. This compares to a net loss of $571,000, or $0.03 per diluted share, in the second quarter of 2007 and net income of $587,000 or $0.02 per diluted share in the first quarter of 2008.

Second quarter gross margin was 48.5 percent, compared to 45.0 percent in the same period a year ago and 49.6 percent in the first quarter of 2008. The year-over-year gross margin expansion was primarily attributable to a favorable shift in product mix to higher margin sensors and continued manufacturing efficiencies.

Total operating expenses, excluding stock-based compensation charges, were $8.3 million, compared to $6.1 million in the second quarter of 2007 and $7.9 million in the first quarter of 2008. Operating expenses as a percent of revenue decreased to 45.1 percent in the second quarter of 2008 from 49.6 percent in the year-ago quarter. During the second quarter of 2008, AuthenTec incurred additional expenses primarily associated with the development and introduction of new products and the Company’s continued investment in defending and protecting its leading patent portfolio.

Business Update:

AuthenTec continues to expand its share in both the PC and wireless markets. Helping drive growth in the PC market is AuthenTec’s AES2810, which is being integrated into new models being launched by three of the world’s top four PC OEMs. The ramp-up of this new highly secure sensor will continue throughout the second half of 2008. AuthenTec also introduced the high-performance AES2550 for the PC market, which offers improved fingerprint imaging and sensor durability over its best-selling AES2501. This product also began shipping in production volumes in the last quarter.

Within the wireless market, the Company announced that it secured a design win for its new TouchStone packaging technology in a new waterproof cell phone expected to ramp to high-volume production in the fourth quarter. AuthenTec also revealed its sixteenth cell phone design win with NTT DoCoMo during the quarter, bringing Power of Touch® features to the new FOMA F906i ultra-thin world phone. The F906i is the first Fujitsu phone to use AuthenTec’s TrueNav device navigation feature, allowing users a full 360 degrees of browser, menu and document navigation control via AuthenTec’s small form factor AES1710 sensor.

“I am pleased with our financial results in the second quarter, which was highlighted by increased revenue and expanded gross margins when compared to the year ago period, as well as the achievement of profitability for our fourth consecutive quarter,” said F. Scott Moody, Chairman and CEO of AuthenTec. “Our revenue growth was driven by expanding fingerprint sensor attach rates with existing customers and a diversification of our customer base. We remain focused on integrating new features and functionality into our products and solutions, as well as successfully executing on our product roadmap as evidenced by the introduction of three new products and a completely new packaging technology in the first six months of 2008. We believe these new offerings will help drive new design wins and enable us to further drive increased revenues in our target markets.”

Also during the second quarter, AuthenTec won a summary judgment in the patent suit brought by Atmel in 2006. The U.S. District Court of Northern California issued an order in favor of AuthenTec, ruling that its products do not infringe either of the two patents asserted in the lawsuit.

Financial Outlook:

“For the remainder of 2008, we expect our strong growth to continue, supported by new product introductions and a robust pipeline of design wins, which will drive increased revenues on a year-over-year basis,” added Mr. Moody. “For the third quarter of 2008, we expect revenue to range between $19.0 million to $20.0 million. Accordingly, we expect the third quarter non-GAAP earnings per share to range between $0.04 per diluted share to $0.05 per diluted share, compared to a profit of $0.03 per diluted share in the third quarter of 2007.”

Mr. Moody continued, “For the full year of 2008, our revenue outlook will range between $72 million to $78 million. This is consistent with our previously provided annual revenue guidance.”

Second Quarter 2008 Financial Results Web Cast and Conference Call:

AuthenTec will host a conference call to discuss its second quarter 2008 financial results at 5:00 p.m. Eastern Time (ET) today, July 28. Investors and analysts may join the conference call by dialing 800-561-2718 and providing the participant pass code 33074141. International callers may join the teleconference by dialing 617-614-3525 and using the same pass code. A replay will be available beginning two hours after conclusion of the call and will be available until midnight ET on Monday, August 4, 2008. The replay number is 888-286-8010, with a confirmation code of 48769079. International callers interested in listening to the replay should dial 617-801-6888 and use the same pass code. A live web cast (voice only) of the conference call will be accessible from the Investor section of the Company’s web site at investors.authentec.com. Following the live web cast, an archived version will be available on AuthenTec’s web site.

Use of GAAP and Non-GAAP Financial Metrics:

To supplement AuthenTec’s consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP financial measures that exclude from the statement of operations the effects of stock-based compensation and charges related to changes in the fair value of warrants for preferred stock. AuthenTec uses the above non-GAAP financial measures internally to understand, manage and evaluate the business. Management believes it is useful for itself and investors to review, as applicable, both GAAP information and the non-GAAP measures in order to assess the performance of continuing operations and for planning and forecasting in future periods. The presentation of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that enables them to analyze the base financial and operating performance and facilitate period-to-period comparisons and analysis of operational trends. AuthenTec believes the presentation of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which are provided in Table 2 after the text of this release. For additional information regarding these non-GAAP financial measures, and management’s explanation of why it considers such measures to be useful, refer to the filings made from time to time with the Securities and Exchange Commission.

Forward Looking Statements:

This quarterly financial results press release contains statements relating to expected future results and business trends that are based upon AuthenTec’s current estimate, expectations, and projections about the industry, and upon management’s beliefs, and certain assumptions it has made that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “guidance,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “prospects,” “outlook,” “forecast,” and variations of these words or similar expressions are intended to identify “forward-looking statements.” In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are “forward-looking statements.” Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, the Company’s actual results may differ materially and adversely from those expressed in any “forward-looking statement” as a result of various factors. These factors include, but are not limited to: demand for, and market acceptance of, new and existing fingerprint sensors in the PC and wireless markets, general market conditions, the Company’s ability to secure design wins for enterprise and consumer laptops and wireless devices, the adoption of AuthenTec’s sensors in desktops and PC peripherals, the rate at which the Company increases its activity and opportunities in the wireless market, and additional opportunities in various markets for applications that might use AuthenTec’s products, and changes in product mix, as well as other risks detailed from time to time in its SEC filings, including those described in AuthenTec’s annual report on Form 10-K filed with the SEC on February 29, 2008. These “forward-looking statements” are made only as of the date hereof, and the Company undertakes no obligation to update or revise the “forward-looking statements,” whether as a result of new information, future events or otherwise.

About AuthenTec:

With more than 30 million sensors sold worldwide, AuthenTec is the world leader in providing fingerprint authentication sensors and solutions to the high-volume PC, wireless device, and access control markets. AuthenTec’s award-winning sensors take full advantage of The Power of Touch® by utilizing the company’s patented TruePrint® technology to deliver the most convenient, reliable and cost-effective means available for enabling touch-powered features that extend beyond user authentication. The company’s customers include: ASUSTeK, Dell, Fujitsu, HP, Hitachi, HTC, Lenovo, LG Electronics, Samsung, and Toshiba, among others.

(Financial Tables to Follow)

Contacts:

Investors:

Shelton Group

Kellie Nugent, 972-239-5119 x 125

Vice President, Investor Relations

knugent@sheltongroup.com

or

Media:

AuthenTec

Brent Dietz, 321-308-1320

Director of Communications

brent.dietz@authentec.com

AuthenTec, Inc.

GAAP Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

Table 1

	Three months ended		Six months ended
	June 27, 2008	June 29, 2007	June 27, 2008	June 29, 2007
Revenue	$18,410	$12,300	$33,924	$21,595

Cost of revenue	9,509	6,778	17,337	11,793

Gross profit	8,901	5,522	16,587	9,802

Operating expenses:
Research and development	4,196	3,016	8,294	5,790
Selling and marketing	2,592	2,077	5,064	4,061
General and administrative	2,033	1,226	3,701	2,694

Total operating expenses	8,821	6,319	17,059	12,545

Operating income (loss)	80	(797)	(472)	(2,743)

Other income (expense):
Warrant expense	—	(5,884)	—	(9,637)
Interest expense	—	(78)	—	(105)
Interest income	571	103	1,311	174

Total other income (expense), net	571	(5,859)	1,311	(9,568)

Net Income (loss)	$651	$(6,656)	$839	$(12,311)

Net income (loss) per share:
Basic	$0.02	$(7.37)	$0.03	$(14.69)

Diluted	$0.02	$(7.37)	$0.03	$(14.69)

Shares used in computing net income (loss) per common share:
Basic	28,304	903	28,115	838

Diluted	30,618	903	30,571	838

AuthenTec, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

Table 2

	Three months ended
	June 27, 2008				June 29, 2007
	GAAP	Adjustment (a)		Non-GAAP	GAAP	Adjustment (a)		Non-GAAP
Revenue	$18,410	$—		$18,410	$12,300	$—		$12,300

Cost of revenue	9,509	(36	)(a)	9,473	6,778	(13	)(a)	6,765

Gross profit	8,901	36		8,937	5,522	13		5,535
Gross margin	48.3%			48.5%	44.9%			45.0%
Operating expenses
Research and development	4,196	(172	)(a)	4,024	3,016	(67	)(a)	2,949
Selling and marketing	2,592	(175	)(a)	2,417	2,077	(56	)(a)	2,021
General and administrative	2,033	(210	)(a)	1,823	1,226	(65	)(a)	1,161

Total operating expenses	8,821	(557)		8,264	6,319	(188)		6,131

Operating income (loss)	80	593		673	(797)	201		(596)

Other income (expense), net	571	—		571	(5,859)	5,884	(a)	25

Net Income (loss)	$651	$593		$1,244	$(6,656)	$6,085		$(571)

Net income (loss) per share:
Basic	$0.02	$0.02		$0.04	$(7.37)	$7.34		$(0.03)

Diluted	$0.02	$0.02		$0.04	$(7.37)	$7.34		$(0.03)

Shares used in computing net income (loss) per common share:
Basic	28,304	—		28,304	903	19,794	(b)	20,697

Diluted	30,618	—		30,618	903	19,794	(b)	20,697

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.
(b)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

AuthenTec, Inc.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Six months ended
	June 27, 2008				June 29, 2007
	GAAP	Adjustment (a)		Non-GAAP	GAAP	Adjustment (a)		Non-GAAP
Revenue	$33,924	$—		$33,924	$21,595	$—		$21,595

Cost of revenue	17,337	(50	)(a)	17,287	$11,793	(17	)(a)	11,776

Gross profit	16,587	50		16,637	9,802	17		9,819
Gross margin	48.9%			49.0%	45.4%			45.5%
Operating expenses
Research and development	8,294	(306	)(a)	7,988	5,790	(110	)(a)	5,680
Selling and marketing	5,064	(267	)(a)	4,797	4,061	(74	)(a)	3,987
General and administrative	3,701	(369	)(a)	3,332	2,694	(175	)(a)	2,519

Total operating expenses	17,059	(942)		16,117	12,545	(359)		12,186

Operating income (loss)	(472)	992		520	(2,743)	376		(2,367)

Other income (expense), net	1,311	—		1,311	(9,568)	9,637	(a)	69

Net income (loss)	$839	$992		$1,831	$(12,311)	$10,013		$(2,298)

Net income (loss) per share:
Basic	$0.03	$0.04		$0.07	$(14.69)	$14.57		$(0.12)

Diluted	$0.03	$0.03		$0.06	$(14.69)	$14.57		$(0.12)

Shares used in computing net income (loss) per common share:
Basic	28,115	—		28,115	838	19,096	(b)	19,934

Diluted	30,571	—		30,571	838	19,096	(b)	19,934

(a)	Reflects adjustment to remove stock-based compensation from cost of revenue and operating expenses and to remove warrant expense from other income (expense), net.
(b)	Adjusted to give effect to the conversion of convertible preferred stock and senior secured convertible notes into common stock as though the conversion of convertible preferred stock had occurred as of the beginning of 2006 (and conversion of the senior secured convertible notes on February 28, 2007, date of their issuance).

AuthenTec, Inc.

Consolidated Balance Sheets

(In thousands)

(Unaudited)

Table 3

	June 27, 2008	December 28, 2007
ASSETS
Current assets
Cash and cash equivalents	$32,207	$15,703
Short-term investments	28,643	42,573
Accounts receivable, net	8,173	6,374
Prepaid expenses	727	820
Inventory	7,045	5,120

Total current assets	76,795	70,590
Long term investments	5,792	8,066
Other long-term assets	522	673
Property and equipment, net	3,077	2,605

Total assets	$86,186	$81,934

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable	$7,577	$3,917
Other accrued liabilities	5,349	6,981

Total current liabilities	12,926	10,898

Stockholders’ equity
Common stock and additional paid in capital	148,644	147,006
Other comprehensive loss	(253)	—
Accumulated deficit	(75,131)	(75,970)

Total stockholders’ equity	73,260	71,036

Total liabilities and stockholders’ equity	$86,186	$81,934